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Exhibit 32.1


                      STATEMENT BY CHIEF EXECUTIVE OFFICER
       PURSUANT TO RULE 13a-14(a)/15d-14(a) AND AS ADOPTED BY SECTION 906
                                     OF THE
                           SARBANES-OXLEY ACT OF 2002


I, Phillip W. Arneson, certify that:

         The annual Report on Form 10-K for the fiscal year ended January 31, 2004 of Sorrento Networks Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Annual Report on Form 10-K for the fiscal year ended January 31, 2004 of Sorrento Networks Corporation fairly presents, in all material respects, the financial condition and results of operations of Sorrento Networks Corporation.

                                              Subscribed and sworn to
                                              before me this 18 day of May, 2004


/s/ Phillip W. Arneson                        /s/  Claudia Warner
-------------------------                     ----------------------------
Name:  Phillip W. Arneson                     Notary Public Seal
Date:  May 18, 2004